EXHIBIT 1.5


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------x
In re
                                           :    Chapter 11 Case No.
      JPS TEXTILE GROUP, INC.,                  97-45133 (CB)
                                           :
                        Debtor.
                                           :
555 N. Pleasantburg Drive, Suite 202            Tax ID No.
Greenville, SC  29607                      :    57-0868166
-------------------------------------------x


                      TECHNICAL AND CONFORMING AMENDMENT TO
                         JOINT PLAN OF REORGANIZATION OF
                  JPS TEXTILE GROUP, INC. AND JPS CAPITAL CORP.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


            JPS Textile Group, Inc., as debtor and debtor in possession ("JPS") and its wholly owned nondebtor subsidiary, JPS Capital Corp. hereby modify the Joint Plan of Reorganization of JPS Textile Group, Inc. and JPS Capital Corp. Under Chapter 11 of the Bankruptcy Code, dated August 1, 1997 (the "Plan") as follows:

            A. Section III.F of the Plan ("Allowance of Claims in Classes 4 and 5") is hereby amended by replacing the first two sentences with the following:

            The aggregate claims in class 4 shall be deemed allowed in the amount of $221,672,370.63, consisting of an aggregate allowed claim of $91,959,281.90 in respect of the 10.25% Notes and an aggregate allowed claim of $129,713,088.73 in respect of the 10.85% Notes. The aggregate claims in class 5 shall be deemed allowed in the amount of $58,794,642.56.


            B. Section IV.Q of the Plan ("Listing of New Common Stock; Registration of Securities") is hereby amended by inserting the phrase "or other appropriate form" into clause (iii) thereof, immediately after the words "Form 10".


            Except for those sections of the Plan specifically amended as set forth herein, the Plan remains unchanged.

Dated: New York, New York
       September 4, 1997

                            Respectfully submitted,

                            JPS TEXTILE GROUP, INC.,
                            Debtor and Debtor in Possession

                            By: /s/ Jerry E. Hunter
                               ---------------------------------------------
                               Name: Jerry E. Hunter
                               Title: President and Chief Executive Officer


                            JPS CAPITAL CORP.

                            By: /s/ Jerry E. Hunter
                               ---------------------------------------------
                               Name: Jerry E. Hunter
                               Title: President


/s/ Michael F. Walsh
---------------------------
Michael F. Walsh
MW 8000


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